Exhibit 99.1

FOR:	AMREP Corporation
620 West Germantown Pike, Suite 175
Plymouth Meeting, Pennsylvania 19462

CONTACT:	Adrienne M. Uleau
Vice President, Finance and Accounting
(610) 487-0907

AMREP ANNOUNCES APPOINTMENT OF CHRISTOPHER VITALE AS A DIRECTOR

Plymouth Meeting, Pennsylvania, July 13, 2021 – AMREP Corporation (NYSE: AXR) today announced that Christopher V. Vitale has been appointed as a director of AMREP. Mr. Vitale is AMREP’s Chief Executive Officer and President.

AMREP’s Chairman, Edward B. Cloues, II, commented, “Chris, who has served as our Chief Executive Officer since September 2017, has been integral to AMREP’s business operations since he joined the Company in 2013. He has a deep understanding of our real estate business and the industry in which we operate and has adeptly applied that knowledge in his leadership and expansion of the business. We look forward to his further participation and contributions to AMREP as a member of our board of directors.”

AMREP Corporation, through its subsidiaries, is a major holder of land, leading developer of real estate and award-winning homebuilder in New Mexico.